                                 EXHIBIT NO. 11
                                 --------------

                        ROTARY POWER INTERNATIONAL, INC.
                        --------------------------------
                  COMPUTATION OF INCOME (LOSS) PER COMMON SHARE
                  ---------------------------------------------

                                                  Nine Months Ended September 30,
                                                  ===============================
                                                       1998               1997
                                                       ====               ====
BASIC

Shares outstanding, beginning of period              5,968,516         6,641,432

Weighted average number of shares issued,
  retired and issuable share equivalents               144,339          (471,329)
                                                  =============      ============

Weighted average number of common and
  common equivalent shares outstanding               6,112,855         6,170,103
                                                  =============      ============

Net Loss                                          $   (753,674)      $(3,080,951)

Net Loss per Common Share                         $      (0.12)      $     (0.50)
                                                  =============      ============

DILUTED

Weighted average number of common and common
  equivalent shares outstanding as adjusted
  for full dilution                                  6,112,855         6,170,103
                                                  =============      ============

Net Loss                                          $   (753,674)      $(3,080,951)
                                                  =============      ============

Net Loss per Common Share                         $      (0.12)      $     (0.50)
                                                  =============      ============


These  calculations are submitted in accordance with SEC requirements,  although
they  are  not  in  accordance   with  APB  Opinion  No.  15  because  they  are
anti-dilutive.